Exhibit (a)(ii)

DECLARATION OF TRUST

OF

ALLIANCEBERNSTEIN MULTI-MANAGER ALTERNATIVE FUND

TABLE OF CONTENTS

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DECLARATION OF TRUST

OF

ALLIANCEBERNSTEIN MULTI-MANAGER ALTERNATIVE FUND

This DECLARATION OF TRUST of AllianceBernstein Multi-Manager Alternative Fund is made as of the 23rd day of February, 2012, by the undersigned Trustees for the purposes of forming a Delaware statutory trust in accordance with the provisions hereinafter set forth. Capitalized terms used herein without definition have the meanings specified in Section 1.2.

W I T N E S S E T H:

WHEREAS, the Trust is being formed pursuant to this Declaration and a certificate of trust to be filed with the Office of the Secretary of State of the State of Delaware (the “Certificate of Trust”);

WHEREAS, the Trust shall constitute a statutory trust under the Delaware Act and this Declaration shall constitute the “governing instrument”, as defined in the Delaware Act, of such statutory trust;

NOW, THEREFORE, the Trustees hereby declare that they will provide for the holding IN TRUST of all cash, securities, and other assets which the Trust now possesses or may from time to time acquire in any manner and for the management and disposition of the same upon the following terms and conditions for the benefit of the Shareholders of this Trust as hereinafter set forth.

ARTICLE I.

NAME AND DEFINITIONS

Section 1.1.    Name.    The name of the Trust is “AllianceBernstein Multi-Manager Alternative Fund,” and, insofar as may be practicable, the Trust shall conduct its activities, execute all documents and sue or be sued under that name, which name shall refer to the Trust as a separate legal entity, and shall not refer to the Trustees, officers, agents, employees or Shareholders. If the Trustees determine that the Trust’s use of such name is not advisable, the Trustees may adopt such other name for the Trust as they deem proper and the Trust may hold its property and conduct its activities under such other name. Any name change shall become effective upon the filing of a certificate of amendment under the Delaware Act. Any such action shall have the status of an amendment to this Declaration.

Section 1.2.    Definitions.    Whenever used herein, unless otherwise required by the context or specifically provided:

(a)        “Affiliate” means an “affiliated person” of a Person as the term “affiliated person” is defined in the 1940 Act;

(b)        “Board of Trustees” means such individuals who at any given time constitute the Trustees;

(c)        “By-Laws” shall mean the By-Laws of the Trust referred to in Section 4.3(a) hereof, as amended from time to time and incorporated herein by reference as part of the “governing instrument” within the meaning of the Delaware Act;

(d)        “Certificate of Trust” shall have the meaning set forth in the recitals hereto, as amended and/or restated from time to time;

(e)        “Class” means a separately designated class of Shares established in accordance with the provisions of Article III of this Declaration with such varying rights from each other Class as may be established in accordance with the provisions of Article III of this Declaration;

(f)        “Commission” shall have the meaning given such term in the 1940 Act;

(g)        “Declaration” shall mean this Declaration of Trust, as amended, supplemented or amended and restated, and in effect from time to time. Reference in this Declaration of Trust to “Declaration,” “hereof,” “herein,” “hereby,” and “hereunder” shall be deemed to refer to this Declaration rather than the article or section in which such words appear;

(h)        “Delaware Act” means the Delaware Statutory Trust Act, 12 Del. C. §§ 3801 et seq. as amended from time to time, and any successor statute thereto;

(i)        “Incapacity” shall mean, as to any Person, the bankruptcy, insolvency, death, disability, adjudication of incompetence or insanity, dissolution or termination, as the case may be, of such Person;

(j)        “Indemnitee” shall have the meaning set forth in Section 7.2(c) hereof;

(k)        “Interested Person” shall have the meaning given such term in the 1940 Act;

(l)        “Investment Adviser” shall mean any Person providing investment advisory and/or investment management services pursuant to a contract, as described in Section 4.8(a) hereof;

(m)        “Person” means and includes individuals, custodians, nominees, corporations, partnerships, trusts, limited liability companies, associations, joint ventures, estates and any other individual or entity, in its own or any representative capacity, whether or not legal entities, and governments and agencies and political subdivisions thereof, whether domestic or foreign;

(n)        “Portfolio Funds” means unregistered investment funds and registered investment companies other than the Trust;

(o)        “Principal Underwriter” shall have the meaning given such term in the 1940 Act;

(p)        “Securities” means securities (including, without limitation, equities, debt obligations, options, and other “securities” as that term is defined in Section 2(a)(36) of the 1940 Act) and any contracts for forward or future delivery of any security, debt obligation or currency, or commodity, all types of derivative instruments (including swaps and other contracts) and any contracts based on any index or group of securities, debt obligations or currencies, or commodities, and any options thereon, as well as investments in Portfolio Funds;

(q)        “Shareholder” means a record owner of outstanding Shares;

(r)        “Shares” means the units of beneficial interest into which the beneficial interest in the Trust shall be divided from time to time and includes fractions of Shares as well as whole Shares;

(s)        “Transfer” or “Transferred” means, with respect to any legal or beneficial interest in the Trust, a direct or indirect sale, transfer, assignment, gift, pledge, hypothecation or other disposition or encumbrance of any nature of or on such interest, whether by operation of law or otherwise (including a transfer as a result of a merger or consolidation involving a Shareholder or a sale of all or substantially all of a Shareholder’s assets);

(t)        “Trust” means the Delaware statutory trust established under the Delaware Act by this Declaration of Trust and the filing of the Certificate of Trust with the Office of the Secretary of State of the State of Delaware;

(u)        “Trustee” means and includes the signatories to this Declaration and all other Persons who from time to time may be duly elected or appointed and have qualified to serve as Trustees in accordance with the provisions hereof, the 1940 Act, and Delaware Act, in each case, so long as such Person shall continue in office in accordance with the terms of this Declaration, such Persons are hereinafter referred to collectively as the “Trustees”;

(v)        “Trust Property” means any and all assets and property, real or personal, tangible or intangible, which are from time to time owned or held by or for the account of the Trust; and

(w)        “1940 Act” means the Investment Company Act of 1940, as amended from time to time, and the rules and regulations thereunder, as adopted or amended from time to time, and any orders thereunder which may from time to time be applicable to the Trust.

ARTICLE II.

PURPOSE OF TRUST

The purpose of the Trust is to conduct, operate and carry on the business of a closed-end management investment company registered under the 1940 Act. In furtherance of the foregoing, it shall be the purpose of the Trust to do everything necessary, suitable, convenient or proper for the conduct, promotion and attainment of any businesses and purposes which at any time may be incidental or may appear conducive or expedient for the accomplishment of the business of a closed-end management investment company registered under the 1940 Act and which may be engaged in or carried on by a trust organized under the Delaware Act, and in connection therewith the Trust shall have and may exercise all of the powers conferred by the laws of the State of Delaware upon a Delaware statutory trust.

ARTICLE III.

SHARES OF BENEFICIAL INTEREST

Section 3.1.    Description of Shares.    The beneficial interest in the Trust shall at all times be divided into transferable units to be called Shares, each with a par value of one-tenth of one cent ($.001). Subject to applicable law, the Trustees may, from time to time, authorize the division of Shares into one or more separate Classes of Shares, as they deem necessary and desirable. Subject to the provisions of this Declaration and applicable law, the Trustees shall have the power to issue, sell, repurchase, redeem, retire, cancel, acquire, hold, resell, reissue, dispose of, transfer, and otherwise deal in, Shares, including Shares in fractional denominations, and to apply to any such repurchase, redemption, retirement, cancellation or acquisition of Shares any funds or property, whether capital or surplus or otherwise, to the full extent now or hereafter permitted by the Delaware Act, with respect to statutory trusts, and the 1940 Act, with respect to management investment companies.

Each Share shall have voting rights as provided in Article V hereof and in the By-Laws, and holders of the Shares of any Class shall be entitled to receive dividends, if and when declared, with respect thereto in the manner provided in Section 6.1 hereof. No Shares shall have any priority or preference over any other Share of the same Class with respect to dividends or distributions upon dissolution of the Trust or of such Class made pursuant to Section 8.2 hereof. All dividends and distributions shall be made ratably among all Shareholders of a particular Class from the assets held with respect to such Class according to the number of Shares of such Class held of record by such Shareholder on the record date for any dividend or distribution or on the date of dissolution, as the case may be. Shareholders shall have no preemptive or other right to subscribe to any additional Shares or other Securities issued by the Trust or any Class. The Trustees may from time to time divide or combine the Shares of any particular Class without thereby materially changing the proportionate beneficial interest of the Shares of that Class in the assets held with respect to that Class or materially affecting the rights of the Shares of any other Class.

The number of authorized Shares and the number of Shares of each Class that may be issued is unlimited, and the Trust is authorized to issue an unlimited number of Shares, and upon the establishment of any Class as provided herein, the Trust shall be authorized to issue an unlimited number of Shares of each such Class, unless otherwise determined, and subject to any conditions set forth, by the Trustees. Subject to the provisions of this Article III and any applicable requirements of the 1940 Act, the Trustees shall have full power and authority, in their sole discretion, and without obtaining any authorization or vote of the Shareholders of the Trust or any Class, to: (i) establish and designate and change in any manner any Class and fix such preferences, voting powers, rights, duties and privileges of each Class as the Trustees may from time to time determine, which preferences, voting powers, rights, duties and privileges may be senior or subordinate to any existing Class thereof and may be limited to specified property or obligations of the Trust or profits and losses associated with specified property or obligations of the Trust; (ii) divide or combine the Shares of the Trust or any Class into a greater or lesser number without thereby materially changing the proportionate beneficial interest of the Shares of the Trust or any such Class in the assets held with respect to the Trust or such Class; (iii) classify or reclassify any Shares of the Trust or any Class into Shares of one or more Classes (whether the Shares to be classified or reclassified are issued and outstanding or unissued, and whether such Shares constitute part or all of the Shares of the Trust or of any such Class); and (iv) take such other action with respect to the Shares of the Trust or any Class as the Trustees may deem desirable. When Shares of any Class are reacquired by the Trust, such Shares may either be canceled, at the discretion of the Trustees, or held in treasury for such time, and/or reissued for such consideration and on such terms as the Trustees may determine at their discretion. Shares held in treasury shall not confer on the Trust or Trustees any voting rights, entitlement to receive dividends or liquidating distributions with respect to such Shares.

Section 3.2.    Ownership and Transfer of Shares.

(a)        A register recording the ownership of Shares shall be maintained by the Trust or a transfer or similar agent for the Trust duly appointed by and under the direction of the Trustees, and shall contain the names and addresses of the Shareholders and the number of Shares held by them respectively and a record of transfers thereof. Separate registers shall be maintained for each Class of Shares, if applicable. Each such register of the Trust as kept by the Trust or any transfer agent, as the case may be, shall be conclusive as to who are the Shareholders of each Class, the number of Shares of each Class held by each Shareholder, and who shall be entitled to receive dividends or distributions or otherwise exercise or enjoy the rights of Shareholders. It is not contemplated that certificates certifying the ownership of Shares will be issued by the Trust; however, the Trustees, in their discretion, may authorize the issuance of share certificates and promulgate appropriate fees therefore and rules and regulations as to their use.

(b)        No Shareholder shall be entitled to receive payment of any dividend or distribution, nor to have notice given to him as herein provided, until he has given his address to a transfer agent or such other officer or agent of the Trust who maintains such register. Any and all notices to which any Shareholder hereunder may be entitled and any and all communications to any Shareholder shall be deemed duly served or given if mailed, postage prepaid, addressed to any Shareholder of record at his last known address as recorded on the applicable register of the Trust and may be sent together with any such notice or other communication to another Shareholder at the same address.

(c)        The Trustees may make such rules as they consider appropriate, in their sole discretion, for the Transfer of Shares (including any restrictions on the Transfer of Shares). Without limiting the authority of the Trustees to make rules (including restrictions) on the Transfer of Shares, Shares shall be subject to the Transfer restrictions and provisions, if any, described in the prospectus relating to such Shares as from time to time in effect. Any Person becoming entitled to any Shares in consequence of the death, bankruptcy, or incompetence of any Shareholder, or otherwise by operation of law, shall be recorded on the applicable register of Shares as the holder of such Shares upon production of the proper evidence thereof to the Trustees or a transfer agent of the Trust, but until such record is made, the Shareholder of record shall be deemed to be the holder of such for all purposes hereof, and neither the Trustees nor any transfer agent nor any officer or agent of the Trust shall be affected by any notice of such death, bankruptcy or incompetence, or other operation of law.

Section 3.3.    Investments in the Trust; Consideration.    Shares of the Trust shall be offered for sale and sold in such manner and at such times, and subject to such requirements and for such amount and type of consideration, including, without limitation, cash or securities, to such Persons at such times and upon such other terms and conditions as may be determined from time to time by the Trustees, subject to applicable requirements of law, including the 1940 Act. To the extent permitted by applicable law, Shares may be sold subject to imposition of such sales charges, deferred sales charges, asset-based sales charges, redemption fees and other fees and charges as may be determined by the Board of Trustees in its sole discretion. Notwithstanding any other provision of this Declaration, including Section 4.6, all Shares when issued on the terms determined by the Trustees shall be fully paid and nonassessable.

Section 3.4.    Status of Shares and Limitation of Personal Liability.    Shares shall be deemed to be personal property giving only the rights provided in this Declaration. Every Shareholder, by virtue of having become a Shareholder, shall be held to have expressly assented and agreed to the terms hereof and to have become a party hereto. The Incapacity of a Shareholder during the existence of the Trust shall not operate to terminate the Trust, nor entitle the representative of any such Shareholder to an accounting or to take any action in court or elsewhere against the Trust or the Trustees. Ownership of Shares shall not entitle the Shareholder to any title in or to the whole or any part of the Trust Property or to any right to call for a partition or division of the same or for an accounting, nor shall the ownership of Shares constitute the Shareholders, either by themselves or with the Trustees, as partners or members of a joint stock association. No Shareholder shall be personally liable for the debts, liabilities, obligations and expenses incurred by, contracted for, or otherwise existing with respect to, the Trust or any Class. Neither the Trust nor the Trustees, nor any officer, employee or agent of the Trust shall have any power to bind personally any Shareholders, nor, except as specifically provided herein, to call upon any Shareholder for the payment of any sum of money or assessment whatsoever other than consideration for the due purchase of Shares from the Trust and such as the Shareholder may at any time personally agree to pay.

Section 3.5.    Power of Board of Trustees to Change Provisions Relating to Shares. Notwithstanding any other provisions of this Declaration, and without limiting the power of the Board of Trustees to amend the Declaration as provided elsewhere herein, the Board of Trustees shall have the power to amend this Declaration, at any time and from time to time, in such manner as the Board of Trustees may determine in its sole discretion, without the need for Shareholder action unless such Shareholder action is required by the 1940 Act or other applicable federal law or regulations (and in such case only to the extent so required) or the Delaware Act, so as to add to, delete, replace or otherwise modify any provisions relating to the Shares contained in this Declaration.

Section 3.6.    Establishment and Designation of Classes.    The establishment of any Class of Shares shall be effective upon the adoption by the Board of Trustees of a resolution that sets forth the designation of, or otherwise identifies, such Class, whether directly in such resolution or by reference to, or approval of, another document that sets forth the designation of, or otherwise identifies, such Class, including any registration statement of the Trust, or as otherwise provided in such resolution. The relative rights and preferences of each Class of Shares of the Trust shall be as set forth herein and as set forth in any registration statement of the Trust relating thereto, unless otherwise provided in the resolution or other document establishing such Class. Each resolution referred to in this paragraph shall have the status of an amendment to this Declaration.

Section 3.7.    Indemnification of Shareholders.    Subject to applicable law, if any Shareholder or former Shareholder shall be exposed to personal liability solely by reason of a claim or demand relating to such Person being or having been a Shareholder, and not because of such Person’s acts or omissions, the Shareholder or former Shareholder (or such Person’s heirs, executors, administrators, or other legal representatives or, in the case of a corporation or other entity, its corporate or other general successor) shall be entitled to be held harmless from and indemnified out of the assets of the Trust against all loss and expense arising from such claim or demand. The Trust may, at its option, assume the defense of any such claim made against such Shareholder. The Trust shall not be responsible for satisfying any obligation arising from such a claim that has been settled by the Shareholder without the prior written notice to, and consent of, the Trust.

ARTICLE IV.

THE BOARD OF TRUSTEES

Section 4.1.    Number, Election and Tenure.    The number of Trustees constituting the Board of Trustees shall be fixed from time to time by a written instrument signed, or by resolution approved at a duly constituted meeting, by the Board of Trustees; provided, however, that the number of Trustees shall in no event be fewer than one (1) nor more than fifteen (15). Except as required by the 1940 Act, Trustees need not be elected by Shareholders. Except as otherwise required by the 1940 Act, the Board of Trustees may fill vacancies in the Board of Trustees by action of a majority of the Trustees then in office at a duly constituted meeting.

Subject to the rights of holders of one or more Classes of the Trust to elect or remove one or more Trustees, any Trustee, or the entire Board of Trustees, may be removed from office at any time only for cause and only by the affirmative vote of at least two-thirds of the votes entitled to be cast generally in the election of Trustees. For the purpose of this paragraph, “cause” shall mean, with respect to any particular Trustee, conviction of a felony or a final judgment of a court of competent jurisdiction holding that such Trustee caused demonstrable, material harm to the Trust through bad faith or active and deliberate dishonesty.

Section 4.2.    Effect of Death, Resignation, etc. of a Trustee.    The declination, resignation, retirement, removal or Incapacity of one or more Trustees, or all of them, shall not operate to annul the Trust or to revoke any existing agency created pursuant to the terms of this Declaration. In the event of the Incapacity of one or more Trustees (other than the death of a Trustee, which shall operate to remove the Trustee from office without requiring a vote), the remaining Trustees shall have the power, by the affirmative vote of a majority of the remaining Trustees, to remove such incapacitated Trustee(s) from office. Whenever a vacancy in the Board of Trustees shall occur, until such vacancy is filled as provided in Section 4.1, the Trustees in office, regardless of their number, shall have all the powers granted to the Trustees and shall discharge all the duties imposed upon the Trustees by this Declaration. As conclusive evidence of such vacancy, a written instrument certifying the existence of such vacancy may be executed by an officer of the Trust or by a majority of the Board of Trustees. In the event of the declination, resignation, retirement, removal or Incapacity of all the then Trustees within a short period of time and without the opportunity for at least one Trustee being able to appoint additional Trustees to fill vacancies, the Trust’s primary Investment Adviser is hereby empowered to appoint new Trustees, subject to the 1940 Act. For purposes of this Section 4.2, the primary Investment Adviser of the Trust shall be the Investment Adviser charged with oversight over the investments of the Trust and/or primary oversight over any sub-investment adviser of the Trust.

Section 4.3.    Powers.    Subject to the provisions of this Declaration, the business of the Trust shall be managed by the Board of Trustees, and such Board shall have all powers necessary or convenient to carry out that responsibility.

Without limiting the foregoing, the Trustees may: (i) adopt By-Laws not inconsistent with this Declaration providing for the regulation and management of the affairs of the Trust, which shall be binding on the Trust and the Shareholders, and may amend and repeal the By-Laws; (ii) elect persons to serve as Trustees and fill vacancies in the Board of Trustees in accordance with the provisions of this Declaration, and may elect and remove such officers and appoint and terminate such agents as they consider appropriate; (iii) appoint from their own number and establish and terminate one or more committees, consisting of one or more Trustees, that may exercise the powers and authority of the Board of Trustees to the extent that the Trustees determine; (iv) employ one or more custodians of the assets of the Trust and may authorize such custodians to employ sub-custodians and to deposit all or any part of such assets in a system or systems for the central handling of Securities or with a Federal Reserve Bank, retain a transfer agent or a shareholder servicing agent, or both, and employ such other Persons as the Trustees may deem desirable for the transaction of business of the Trust; (v) provide for the issuance, sale and distribution of Shares by the Trust directly or through one or more Principal Underwriters, distributors, placement agents or otherwise; (vi) redeem, repurchase, retire, cancel, acquire, hold, resell, reissue, classify, reclassify, and transfer and otherwise deal in Shares pursuant to applicable law; (vii) set record dates for the determination of Shareholders with respect to various matters; (viii) declare and pay dividends and distributions to Shareholders of each Class from the assets of such Class; (ix) collect all property due to the Trust, pay all claims, including taxes, against the Trust Property, prosecute, defend, compromise or abandon any claims relating to the Trust Property, foreclose any security interest securing any obligations by virtue of which any property is owed to the Trust, and enter into releases, agreements and other instruments; (x) incur and pay any expenses which, in the opinion of the Trustees, are necessary or incidental to carry out the purposes of the Trust, and pay reasonable compensation from the funds of the Trust to themselves as Trustees; (xi) engage in and prosecute, defend, compromise, abandon, or adjust, by arbitration or otherwise, any actions, suits, proceedings, disputes, claims and demands relating to the Trust expenses incurred in connection therewith, including those of litigation; (xii) indemnify any Person with whom the Trust has dealings, including the Shareholders, Trustees, officers, employees, agents, Investment Advisers and their Affiliates, or Principal Underwriters, distributors or placement agents of the Trust and their Affiliates, to the extent permitted by law and not inconsistent with any applicable provisions of the By-Laws as the Trustees shall determine; (xiii) determine and change the fiscal year of the Trust and the method by which its accounts shall be kept; and (xiv) in general, delegate such authority as they consider desirable to any officer of the Trust, to any committee of the Trustees and to any agent or employee of the Trust or to any such custodian, transfer or shareholder servicing agent, Investment Adviser, distributor, placement agent or Principal Underwriter. The Trustees shall have the power to construe and interpret this Declaration and to act upon such construction or interpretation. Any construction or interpretation of this Declaration by the Trustees, any action taken pursuant thereto, and any determination as to what is in the interests of the Trust and Shareholders made by the Trustees in good faith shall, in each case, be conclusive and binding on all Shareholders and all other Persons for all purposes. In construing the provisions of this Declaration, the presumption shall be in favor of a grant of power to the Trustees. Except as required by federal law, including the 1940 Act, neither the Trustees nor any officer of the Trust shall owe any fiduciary duty to the Trust, any Class or any Shareholder. Unless otherwise expressly provided herein or provided by federal law, including the 1940 Act, the Trustees shall act in their sole discretion and may take any action or exercise any power without any vote or consent of the Shareholders. Unless otherwise specified or required by law, any action by the Board of Trustees shall be deemed effective if approved or taken by a majority of the Trustees then in office, except that actions taken at a meeting may be approved as specified in Section 4.4 hereof.

Without limiting the foregoing, the Board of Trustees shall have the power and authority to cause the Trust (or to act on behalf of the Trust):

(a)        To invest and reinvest cash (including non-U.S. currency), to hold cash uninvested, and to subscribe for, invest in, reinvest in, purchase or otherwise acquire, own, hold, pledge, sell, assign, transfer, exchange, distribute, write options on, lend or otherwise deal in or dispose of contracts for the future acquisition or delivery of Securities of every nature and kind, including, without limitation, all types of stocks, interests in partnerships and trusts, bonds, bills, notes, debentures, options, negotiable or non-negotiable instruments, obligations, swaps, forwards, evidences of indebtedness, certificates of deposit or indebtedness, commercial paper, repurchase agreements, bankers’ acceptances and other Securities, derivatives of Securities or other financial instruments of any kind, issued, created, guaranteed, or sponsored by any and all Persons, including, without limitation, states, territories, and possessions of the United States and the District of Columbia and any political subdivision, agency, or instrumentality thereof, any political subdivision of the U.S. Government or any foreign government, or any international instrumentality, or by any bank or saving institution, or by any corporation or organization organized under the laws of the United States or of any state, territory, or possession thereof, or by any corporation or organization organized under any foreign law, or in “when issued” or “delayed delivery” contracts for any such Securities, to change the investments of the assets of the Trust, and to exercise any and all rights, powers, and privileges of ownership or interest in respect of any and all such investments of every kind and description, including, without limitation, the right to consent and otherwise act with respect thereto, with power to designate one or more Persons to exercise any of said rights, powers, and privileges in respect of any of said instruments;

(b)        To sell, exchange, lend, pledge, mortgage, hypothecate, lease, or write options with respect to or otherwise deal in any property rights relating to any or all of the assets of the Trust;

(c)        To vote or give assent, or exercise any rights of ownership, with respect to stock or other Securities or property, and to execute and deliver proxies or powers of attorney to such Person or Persons as the Trustees shall deem proper, granting to such Person or Persons such power and discretion with respect to Securities or property as the Trustees shall deem proper;

(d)        To exercise powers and rights to subscription or otherwise which in any manner arise out of ownership of Securities;

(e)        To hold any Security or property in any form, whether in bearer, unregistered or other negotiable form, or in its own name or in the name of a custodian or sub-custodian or a nominee or nominees or otherwise;

(f)        To consent to or participate in any plan for the reorganization, consolidation or merger of any corporation or issuer of any Security which is held in the Trust; to consent to any contract, lease, mortgage, purchase or sale of property by such corporation or issuer; and to pay calls or subscriptions with respect to any Security held in the Trust;

(g)        To join with other Security holders in acting through a committee, depositary, voting trustee or otherwise, and in that connection to deposit any Security with, or transfer any Security to, any such committee, depositary or trustee, and to delegate to them such power and authority with relation to any Security (whether or not so deposited or transferred) as the Trustees shall deem proper, and to agree to pay, and to pay, such portion of the expenses and compensation of such committee, depositary or trustee as the Trustees shall deem proper;

(h)        To compromise, arbitrate or otherwise adjust claims in favor of or against the Trust or any matter in controversy, including but not limited to a claim for taxes;

(i)        To enter into joint ventures, general or limited partnerships and any other combinations or associations;

(j)        To borrow funds or other property in the name of the Trust exclusively for Trust purposes; borrow money or otherwise obtain credit or utilize leverage in connection with the activities of the Trust to the maximum extent permitted by law, regulation or order and to secure the same by mortgaging, pledging or otherwise subjecting as security the assets of the Trust, including the lending of portfolio securities, and to endorse, guarantee, or undertake the performance of any obligation, contract or engagement of any other person, firm, association or corporation;

(k)        To endorse or guarantee the payment of any notes or other obligations of any Person, to make contracts of guaranty or suretyship, or otherwise assume liability for payment thereof;

(l)        To purchase and pay for out of Trust Property such insurance as the Trustees may deem necessary or appropriate for the conduct of the business, including, without limitation, insurance policies insuring the assets of the Trust or payment of distributions and principal on its portfolio investments, and insurance policies insuring the Shareholders, Trustees, officers, employees, agents, Investment Advisers and their Affiliates, Principal Underwriters, distributors and placement agents and their Affiliates, or independent contractors of the Trust, individually against all claims and liabilities of every nature arising by reason of holding Shares, holding or having held any such office or position, or by reason of any action alleged to have been taken or omitted by any such Person as Trustee, officer, employee, agent, Investment Adviser, Principal Underwriter, distributor, placement agent or independent contractor, including any action taken or omitted that may be determined to constitute negligence, whether or not the Trust would have the power to indemnify such Person against liability, subject to such limitations as may be imposed by law including, without limitation, the 1940 Act;

(m)        To adopt, establish and carry out pension, profit-sharing, share bonus, share purchase, savings, thrift and other retirement, incentive and benefit plans, trusts and provisions, including the purchasing of life insurance and annuity contracts as a means of providing such retirement and other benefits, for any or all of the Trustees, officers, employees and agents of the Trust; and

(n)        To enter into contracts of any kind and description and conduct, operate and carry on any other lawful business or activity in which a statutory trust organized under the Delaware Act may engage, subject to the 1940 Act, and engage in any other lawful business activity which the Trustees, in their sole and absolute discretion, consider to be (i) incidental to the business of the Trust as an investment company, (ii) conducive to or expedient for the benefit or protection of the Trust or the Shareholders, or (iii) calculated in any other manner to promote the interests of the Trust or the Shareholders. The Trust shall not be limited to investing in obligations maturing before the possible termination of the Trust. The Trust shall not in any way be bound or limited by any present or future law or custom in regard to investment by fiduciaries. The Trust shall not be required to obtain any court order to deal with any assets of the Trust or take any other action hereunder.

Section 4.4.    Meetings of the Trustees.    Regular meetings of the Trustees may be held on such notice and at such times and places as may be fixed by the By-Laws or by resolution of the Trustees. Special meetings of the Trustees shall be held upon the call of the Chairman, if any, the President, the Secretary, or any Trustee; provided that, notice of such meeting shall be mailed not less than 48 hours before the meeting or otherwise shall be actually delivered orally or in writing (including by facsimile or e-mail) not less than one day before such meeting, unless notice is otherwise waived by a Trustee. No notice need be given to any Trustee who attends in person or to any Trustee who (i) in writing signed and filed with the records of the meeting either before or after the holding thereof, waives notice, or (ii) authorizes their waiver of notice to be recorded in the minutes of the meeting. Notice or waiver of notice need not state the purpose or purposes of the meeting. The Trustees may act with or without a meeting, subject to the requirements of the 1940 Act. A quorum for all meetings of the Trustees shall be a majority of the Board of Trustees. Unless provided otherwise in this Declaration or the 1940 Act, any action of the Trustees may be taken at a meeting by vote of a majority of the Trustees present (a quorum being present) or without a meeting by written consent of a majority of the Trustees.

(a)        Any committee of the Trustees, including an executive committee, if any, may act with or without a meeting. A quorum for all meetings of any such committee shall be a majority of the members thereof. Unless provided otherwise in this Declaration, any action of any such committee may be taken at a meeting by vote of a majority of the members present (a quorum being present) or without a meeting by written consent of a majority of the members.

(b)        With respect to actions of the Trustees and any committee of the Trustees, Trustees who are Interested Persons in any action to be taken may be counted for quorum purposes and shall be entitled to vote to the extent permitted by the 1940 Act.

(c)        All or any one or more Trustees may participate in a meeting of the Trustees or any committee thereof by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and participation in a meeting pursuant to such communications system shall constitute presence in person at such meeting unless provided otherwise by the 1940 Act.

Section 4.5.    Payment of Expenses by the Trust.    The Trustees are authorized to pay or cause to be paid out of the principal, income or gains of the Trust, or partly out of the principal, partly out of income and partly out of gains, as they deem fair, all expenses, fees, charges, taxes and liabilities incurred or arising in connection with the Trust, or in connection with the management thereof, including, but not limited to, the Trustees’ compensation and such expenses and charges for the services of the Trust’s officers, employees, Investment Adviser, Principal Underwriters, auditors, counsel, custodian, transfer agent, Shareholder servicing agent, and such other agents or independent contractors and such other expenses and charges as the Trustees may deem necessary or proper to incur in connection with carrying out any of the purposes of this Declaration and the business of the Trust.

Section 4.6.    Payment of Expenses by Shareholders.    The Trustees shall have the power, as frequently as they may determine, to cause each Shareholder, to pay directly, in advance or arrears, for charges of the Trust’s custodian or transfer, Shareholder servicing or similar agent, administrator or any other service provider, an amount fixed from time to time by the Trustees, by setting off such charges due from such Shareholder from declared but unpaid dividends owed such Shareholder and/or by reducing the number of Shares in the account of such Shareholder by that number of full and/or fractional Shares which represents the outstanding amount of such charges due from such Shareholder.

Section 4.7.    Ownership of Assets of the Trust.    Title to all of the assets of the Trust shall at all times be considered as vested in the Trust, as a separate legal entity, except that the Trustees shall have power to cause legal title to any Trust Property to be held by or in the name of one or more of the Trustees, or in the name of the Trust, or in the name of any other Person as nominee, on such terms as the Trustees may determine; provided that the interest of the Trust therein is appropriately protected. The right, title and interest of the Trustees in the Trust Property shall vest automatically in each person who may hereafter become a Trustee. Upon the resignation, removal or death of a Trustee, he shall automatically cease to have any right, title or interest in any of the Trust Property, and the right, title and interest of such Trustee in the Trust Property shall vest automatically in the remaining Trustees. Such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered.

Section 4.8.    Service Contracts.

(a)        Subject to such requirements and restrictions as may be set forth under applicable law and in the By-Laws, the Trustees may, at any time and from time to time, contract for exclusive or nonexclusive investment advisory and management services for the Trust with any corporation, trust, association, partnership, limited liability company or other organization (an “Investment Adviser”); and any such advisory and/or management contract may contain such other terms as the Trustees may determine, including without limitation, authority for one or more Investment Advisers to determine from time to time without prior consultation with the

Trustees what investments shall be purchased, held, sold or exchanged and what portion, if any, of the assets of the Trust shall be held uninvested and to make changes in the Trust’s investments, or such other activities as may specifically be delegated to such party. The Trustees also may employ any Investment Adviser and its personnel to provide certain administrative services to the Trust.

(b)        The Trustees may also, at any time and from time to time, contract with any corporation, partnership, trust, association or other organization, appointing it exclusive or nonexclusive distributor, placement agent or Principal Underwriter for the Shares of one or more Classes or other Securities to be issued by the Trust.

(c)        The Trustees are also empowered, at any time and from time to time, to contract with any corporation, trust, partnership, association or other organization, appointing it the administrator, custodian, transfer agent or shareholder servicing agent for the Trust.

(d)        The Trustees are further empowered, at any time and from time to time, to contract with any entity to provide such other services to the Trust or Class, as the Trustees determine to be in the best interests of the Trust or Class.

(e)        The fact that:

    (i)        any of the Shareholders, Trustees, or officers of the Trust is a shareholder, director, officer, partner, trustee, employee, Investment Adviser, Principal Underwriter, distributor, placement agent or Affiliate or agent of or for any corporation, trust, association, partnership or other organization, or for any parent or Affiliate of any organization with which an advisory, management or administration contract, or Principal Underwriter’s, placement agent’s or distributor’s contract, or transfer, shareholder servicing or other type of service contract may have been or may hereafter be made, or that any such organization, or any parent or Affiliate thereof, is a Shareholder or has an interest in the Trust, or that

    (ii)        any corporation, trust, partnership, association or other organization with which an advisory, management or administration contract or Principal Underwriter’s, placement agent’s or distributor’s contract, or transfer, shareholder servicing or other type of service contract may have been or may hereafter be made also has an advisory, management or administration contract, or Principal Underwriter’s, placement agent’s or distributor’s contract, or transfer, shareholder servicing or other service contract with other organizations, or has other business or interests, shall not affect the validity of any such contract or disqualify any Shareholder, Trustee or officer of the Trust from voting upon or executing the same, or create any liability or accountability to the Trust or its Shareholders, provided approval of each such contract is made pursuant to the requirements of the 1940 Act.

Section 4.9.    Officers and Agents.    The Trustees may elect and remove such officers and appoint and terminate such agents as they deem appropriate, in accordance with this Declaration and the By-Laws. The Trustees shall elect a President, a Secretary and a Treasurer and may elect a Chairman who shall serve at the pleasure of the Trustees or until their successors are elected. The Trustees may elect or appoint or may authorize the Chairman, if any, or President to appoint such other officers or agents with such other titles and powers as the Trustees may deem to be advisable. A Chairman shall, and the President, Secretary and Treasurer may, but need not, be a Trustee.

ARTICLE V.

SHAREHOLDERS

Section 5.1.    Meetings of Shareholders.    The Trust may, but shall not be required to, hold annual meetings of the holders of any Class of Shares. Any meeting of Shareholders shall be held on such day and at such time and place (within or outside the State of Delaware) as the Trustees shall designate or otherwise in accordance with the By-Laws.

Section 5.2.    Shareholders’ Voting Powers.    The Shareholders shall have power to vote only (i) for the election or removal of Trustees as provided in Section 4.1, (ii) with respect to such additional matters relating to the Trust as may be required by the 1940 Act or other applicable federal law and (iii) as the Trustees may otherwise consider necessary or desirable in their sole discretion. Each whole Share shall be entitled to one vote as to any matter on which it is entitled to vote and each fractional Share shall be entitled to a proportionate fractional vote, except that (i) Shares held in treasury as of the record date, as determined in accordance with the By-Laws, shall not be voted, and (ii) when Shares of more than one Class vote together on a matter as a single Class, each Share (or fraction thereof) shall be entitled to that number of votes which is equal to the net asset value of such Share (or fractional Share) determined as of the applicable record date. There shall be no cumulative voting in the election of Trustees. Provisions relating to meetings, quorums, required votes, record date and other matters relating to Shareholder voting rights are as set forth in the By-Laws.

Until Shares are issued, the Trustees may exercise all rights of Shareholders and may take any action that the law, this Declaration or the By-Laws require to be taken by Shareholders.

ARTICLE VI.

NET ASSET VALUE, DISTRIBUTIONS AND REDEMPTIONS

Section 6.1.    Determination of Net Asset Value, Net Income, Dividends and Distributions.    The Trustees, in their absolute discretion, may prescribe such bases and times for valuing the net assets of the Trust and determining the net asset value of Shares (which net asset value shall be separately determined for each Class, if applicable), for determining the net income attributable to the Shares, or for declaring and paying dividends and other distributions on Shares, as they may deem necessary or desirable. The power and duty to make net asset value determinations and calculations may be delegated by the Trustees to the fullest extent permitted by law. The Trustees shall, in their sole discretion, consistent with applicable law, determine whether any cash or property of the Trust or any stock dividends received by the Shareholders shall be treated as income or as principal and whether any item of expense shall be charged to the income or the principal amount, and any such determination made in good faith shall be conclusive and binding upon the Shareholders.

Section 6.2.    Redemptions at the Option of the Trust.    No holder of Shares of any class, other than in accordance with the provisions of the 1940 Act, shall have any right to require the Trust or any Person controlled by the Trust to purchase any of such holder’s Shares. The Trust shall have the right at its option and at any time to redeem Shares from any Shareholder at the net asset value thereof as described in Section 6.1 if at such time, and as a result of one or more redemptions of one or more Shares by such Shareholder, the aggregate net asset value of the Shares in such Shareholder’s account with the Trust or any Class is, as a result (in whole or part) of a redemption of Shares, less than the minimum initial investment amount then applicable for investments in the Trust or the applicable Class, or such lesser amount, as the Trustees may from time to time determine. In addition, the Board of Trustees may authorize the repurchase of Shares, or any portion of them, of a Shareholder or any Person acquiring Shares from or through a Shareholder, without consent or other action by the Shareholder or other Person, for any reason, including, without limitation, if the Board of Trustees in its sole discretion determines that:

(a)        Shares have been transferred in violation of this Declaration or the By-Laws;

(b)        ownership of the Shares by a Shareholder or other Person is likely to cause the Trust to be in violation of, or subject the Trust to new or additional registration or regulation under the securities, commodities or other laws of the United States or any other relevant jurisdiction;

(c)        continued ownership of the Shares by a Shareholder may be harmful or injurious to the business or reputation of the Trust, or may subject the Trust or any Shareholder to an undue risk of adverse tax or other fiscal or regulatory consequences; or

(d)        any of the representations and warranties made by a Shareholder or other Person in connection with the acquisition of Shares was not true when made or has ceased to be true.

Section 6.3.    Redemptions Pursuant to Written Tender Offers.    The Board of Trustees from time to time, in its sole discretion and on such terms and conditions as it may determine (subject to the 1940 Act and other applicable law), may cause the Trust to offer to repurchase Shares pursuant to written tender offers. In determining whether to cause the Trust to offer to repurchase Shares pursuant to written tender offers, the Board of Trustees shall consider such factors as it determines in its sole discretion and such factors, if any, set forth in the prospectus of the Trust. Without limiting the generality of the foregoing, the Board of Trustees may require any Shareholder who tenders for repurchase such Shareholder’s Shares (or a portion thereof) to maintain Shares with a minimum aggregate net asset value, as established by the Board of Trustees from time to time (unless all such Shareholder’s Shares in the Trust (or any applicable Class) are repurchased in such tender offer). If a Shareholder tenders an amount that would cause the Shareholder to own Shares having an aggregate net asset value less than the minimum initial investment amount then applicable for investments in the Trust or the applicable Class, the Trust has the right to reduce the amount to be purchased from such Shareholder pursuant to the tender so that the aggregate net asset value of the Shares held by such Shareholder after giving effect to the tender would equal or exceed the minimum initial investment amount then applicable for investments in the Trust or the applicable Class or the Trust may repurchase all of such Shareholder’s Shares in the Trust or the applicable Class.

Any Investment Adviser and any Trustee and any Affiliate of any Investment Adviser and any Trustee may tender its Shares as a Shareholder under this Section 6.3.

Section 6.4.    No Voting of Redeemed Shares.    Subject to applicable federal law including the 1940 Act, to the extent so determined by the Trustees, on redemption, Shares shall no longer be deemed outstanding or carry any voting rights irrespective of whether a record date for any matter on which Shares were entitled to vote had been set on a date prior to the date on which such Shares were redeemed. In making a determination as to which redeemed Shares shall be deemed outstanding and carry any voting rights with respect to any matter on which such Shares were entitled to vote prior to redemption, subject to applicable federal law including the 1940 Act, the Trustees may, among other things, determine that Shares redeemed either before or after a date specified by the Trustees between the record date for such matter and the meeting date for such matter shall be deemed outstanding and retain voting rights, which determination may be made for any reason including that it would not be reasonably practicable to obtain a quorum if all of the Shares redeemed after a record date for such matter and before the voting date no longer were deemed outstanding and carried any voting rights.

ARTICLE VII.

COMPENSATION, LIMITATION OF LIABILITY OF TRUSTEES AND

INDEMNIFICATION

Section 7.1.    Compensation.    The Trustees shall fix the compensation of all officers, employees and Trustees. The Trustees as such shall be entitled to compensation from the Trust, and they may fix the amount of such compensation. Nothing herein shall in any way prevent the employment of any Trustee for advisory, management, legal, accounting, investment banking or other services and payment for the same by the Trust.

Section 7.2.    Limitation of Liability and Indemnification.

(a)        No Trustee, Investment Adviser or officer of the Trust shall be liable in such capacity to any Person in connection with Trust Property or affairs of the Trust, except for liability to the Trust or its Shareholders for any loss or damage occasioned by any act or omission in the performance of his or her services under this Declaration, and unless it shall be determined by final judicial decision on the merits from which there is no further right to appeal that such loss is due to an act or omission of such Trustee, Investment Adviser or officer constituting willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such Trustee’s, Investment Adviser’s or officer’s office.

(b)        Every note, bond, contract, instrument, certificate or undertaking and every other act or thing whatsoever issued, executed or done by or on behalf of the Trust or the Trustees or any of them in connection with the Trust shall be conclusively deemed to have been issued, executed or done only in or with respect to their capacity as Trustees or a Trustee, and such Trustees or Trustee shall not be personally liable thereon. Except to the extent otherwise herein provided, a Trustee, when acting in such capacity, shall not be personally liable to any Person other than the Trust or a Shareholder for any act, omission or obligation of the Trust or any Trustee thereof.

(c)        To the fullest extent permitted by law, the Trust shall indemnify each Person who is, or has been, a Trustee, Investment Adviser or officer of the Trust (including for this purpose his or her executors, heirs, assigns, successors or other legal representatives) (each such Person being an “Indemnitee”), against all losses, claims, damages, liabilities, costs and expenses, including, but not limited to, amounts paid in satisfaction of judgments, in compromise, or as fines or penalties, and reasonable counsel fees incurred in connection with the defense or disposition of any action, suit, investigation or other proceeding, whether civil or criminal, before any judicial, arbitral, administrative or legislative body, in which such Indemnitee may be or may have been involved as a party or otherwise, or with which such Indemnitee may be or may have been threatened, while in office or thereafter, by reason of being or having been a Trustee, Investment Adviser or officer of the Trust or the past or present performance of services to the Trust by such Indemnitee, except to the extent such loss, claim, damage, liability, cost or expense shall have been finally determined in a decision on the merits in any such action, suit, investigation or other proceeding to have been incurred or suffered by such Indemnitee by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of such Indemnitee’s office. The rights of indemnification provided under this Section 7.2 shall not be construed to provide for indemnification for any liability (including liability under federal securities laws that, under certain circumstances, impose liability even on Persons that act in good faith) to the extent (but only to the extent) that such indemnification would be in violation of applicable law, but shall be construed to effectuate the applicable provisions of this Section 7.2 to the fullest extent permitted by law.

(d)        Expenses, including reasonable counsel fees, so incurred by any such Indemnitee (but excluding amounts paid in satisfaction of judgments, in compromise, or as fines or penalties), may be paid from time to time by the Trust in advance of the final disposition of any such action, suit, investigation or proceeding upon receipt of an undertaking by or on behalf of such Indemnitee to repay to the Trust amounts so paid if it shall ultimately be determined that indemnification of such expenses is not authorized under Section 7.2(c) hereof, provided, however that (i) such Indemnitee shall provide security for such undertaking, (ii) the Trust shall be insured by or on behalf of such Indemnitee against losses arising by reason of such Indemnitee’s failure to fulfill such undertaking, or (iii) a majority of the Trustees (excluding any Trustee who is either seeking advancement of expenses hereunder or is or has been a party to any other action, suit, investigation or proceeding involving claims similar to those involved in the action, suit, investigation or proceeding giving rise to a claim for advancement of expenses hereunder) or independent legal counsel in a written opinion shall determine based on a review of readily available facts (as opposed to a full trial-type inquiry) that there is reason to believe such Indemnitee ultimately will be entitled to indemnification.

(e)        Any indemnification or advancement of expenses made pursuant to this Section 7.2 shall not prevent the recovery from any Indemnitee of any such amount if such Indemnitee subsequently shall be determined in a decision on the merits in any action, suit, investigation or proceeding involving the liability or expense that gave rise to such indemnification or advancement of expenses to be liable to the Trust or its Shareholders by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of such Indemnitee’s office. In any such suit brought to enforce a right to indemnification or to recover any indemnification or advancement of expenses made pursuant to this Section 7.2, the burden of proving that the Trustee or other Person claiming a right to indemnification is not entitled to be indemnified, or to any indemnification or advancement of expenses, under this Section 7.2 shall be on the Trust (or any Shareholder acting derivatively or otherwise on behalf of the Trust or its Shareholders).

(f)        An Indemnitee may not satisfy any right of indemnification or advancement of expenses granted in this Section 7.2 or to which such Indemnitee may otherwise be entitled except out of the assets of the Trust, and no Shareholder shall be personally liable with respect to any such claim for indemnification or advancement of expenses.

(g)        The rights of indemnification provided hereunder shall not be exclusive of or affect any other rights to which any Person may be entitled by contract or otherwise under law. Nothing contained in this Section 7.2 shall affect the power of the Trust to purchase and maintain liability insurance on behalf of any Trustee, officer or other Person.

Section 7.3.    Trustee’s Good Faith Action; Expert Advice; No Bond or Surety.

(a)        Each Trustee and officer or employee of the Trust shall, in the performance of its duties, be fully and completely justified and protected with regard to any act or any failure to act resulting from reliance in good faith upon the books and records of the Trust and upon such information, opinions, reports or statements presented to the Trust by any of the other Trustees, any Investment Adviser, or any Shareholders, officers, employees or committees, or by any other Person as to matters such Trustee, officer or employee reasonably believes are within such other Person’s professional or expert competence (including, without limitation, information, opinions, reports or statements as to the value and the amount of the assets, liabilities, profits or losses of the Trust or any other facts pertinent to the existence and amount of assets from which distributions to Shareholders might properly be paid) regardless of whether such other Person may also be a Trustee.

(b)        In addition, the Trustees may consult with legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisers selected by them, and any opinion of any such Person as to matters which the Trustees reasonably believe to be within such Person’s professional or expert competence shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by the Trustees hereunder in good faith and in accordance with such opinion.

(c)        The appointment, designation or identification of a Trustee as chair of the Trustees, a member or chair of a committee of the Trustees, an expert on any topic or in any area (including an audit committee financial expert), or the lead independent Trustee, or any other special appointment, designation or identification of a Trustee, shall not impose on that person any standard of care or liability that is greater than that imposed on such person as a Trustee in the absence of the appointment, designation or identification, and no Trustee who has special skills or expertise, or is appointed, designated or identified as aforesaid, shall be held to a higher standard of care by virtue thereof. In addition, no appointment, designation or identification of a Trustee as aforesaid shall affect in any way that Trustee’s rights or entitlement to indemnification or advancement of expenses.

(d)        The Trustees shall not be required to give any bond as such, nor any surety if a bond is required.

Section 7.4.    Insurance.    The Trustees shall be entitled and empowered to the fullest extent permitted by law to purchase with Trust assets insurance for protection of the Trust Property, its Shareholders, Trustees, officers, employees and agents in such amounts as the Trustees shall deem adequate to cover possible liability, and for all expenses reasonably incurred or paid or expected to be paid by a Shareholder, Trustee, officer, employee or agent in connection with any claim, action, suit or proceeding in which he becomes involved by virtue of his capacity or former capacity with the Trust, and such other insurance as the Trustees in their sole judgment shall deem advisable or is required by the 1940 Act.

Section 7.5.    No Personal Liability of Shareholders.    No Shareholder of the Trust shall be subject in such capacity to any personal liability whatsoever to any Person in connection with Trust Property or the acts, obligations or affairs of the Trust. Shareholders shall have the same limitation of personal liability as is extended to stockholders of a private corporation for profit incorporated under the general corporation law of the State of Delaware.

ARTICLE VIII.

MISCELLANEOUS

Section 8.1.    No Duty of Investigation; Liability of Third Persons Dealing with Trustees.    No purchaser, lender, transfer agent or other Person dealing with the Trustees or with any officer, employee or agent of the Trust shall be bound to make any inquiry concerning the validity of any transaction made, to be made or purported to be made by the Trustees or by said officer, employee or agent or to see to the application of any payments made or property transferred to the Trust or upon its order. Every obligation, contract, undertaking, instrument, certificate, Share, other security of the Trust, and every other act or thing whatsoever executed in connection with the Trust, shall be conclusively taken to have been executed or done by the executors thereof only in their capacity as Trustees under this Declaration or in their capacity as officers, employees or agents of the Trust.

Section 8.2.    Duration; Termination of Trust or Class.    Unless terminated as provided herein, the Trust shall continue without limitation of time until cancellation of the Certificate of Trust.

(a)        The Trust may be dissolved at any time by the Trustees by written notice to Shareholders. Any Class may be dissolved at any time by the Trustees by written notice to Shareholders.

(b)        Upon dissolution of the Trust (or any Class, as the case may be), the Trustees shall proceed to wind up the affairs of the Trust and all of the powers of the Trustees under this Declaration shall continue until the affairs of the Trust shall have been wound up, including the power to fulfill or discharge the contracts of the Trust, collect its assets, sell, convey, assign, exchange, merge where the Trust is not the survivor, transfer or otherwise dispose of all or any part of the remaining Trust Property to one or more Persons at public or private sale for consideration which may consist in whole or in part in cash, securities or other property of any kind, discharge or pay its liabilities, and do all other acts appropriate to liquidate its business.

(c)        After paying or otherwise adequately providing for the payment of all charges, taxes, expenses and liabilities held, severally, with respect to the Trust (or any Class, as the case may be), whether due or accrued or anticipated as may be determined by the Trustees, the Trustees may, in accordance with such procedures as the Trustees consider appropriate, distribute the remaining Trust Property, in cash, in kind or a combination thereof, to the Shareholders of the Trust (or each such Class, as a Class) ratably, according to the number of Shares of the Trust (or Shares of such Class) held by the several Shareholders on the date of dissolution.

(d)        After the completion of the winding up of and termination of its business and distribution to Shareholders as provided herein, the Trustees shall cause a certificate of cancellation of the Certificate of Trust to be filed in accordance with the Delaware Act, which certificate of cancellation may be signed by any one Trustee, at which point the Trust shall terminate and the Trustees and the Trust shall be discharged of any and all further liabilities and duties thereto or arising therefrom, and the right, title and interest of all parties with respect to the Trust shall be canceled and discharged.

Section 8.3.    Reorganization.

(a)        Notwithstanding anything else herein, the Trustees may, without Shareholder approval, unless such approval is required by the 1940 Act or other applicable law:

    (i)        cause the Trust to convert into or merge, reorganize or consolidate with or into one or more trusts, partnerships, limited liability companies, associations, corporations or other business entities (or a series of any of the foregoing to the extent permitted by law) (including trusts, partnerships, limited liability companies, associations, corporations or other business entities created by the Trustees to accomplish such conversion, merger, reorganization or consolidation) so long as the surviving or resulting entity is a management investment company as defined in the 1940 Act, or is a series thereof to the extent permitted by law, and is formed, organized or existing under the laws of the United States or of a state, commonwealth, possession or territory of the United States, unless otherwise permitted under the 1940 Act;

    (ii)        to the extent permitted by law, cause any one or more Classes of the Trust to merge, consolidate, or combine with or into any one or more other Classes of the Trust, one or more trusts, partnerships, associations, corporations or other business entities (or series or classes thereof to the extent permitted by law);

    (iii)        cause the Shares to be exchanged under or pursuant to any state or federal statute to the extent permitted by law;

    (iv)        cause the Trust to incorporate under the laws of a state, commonwealth, possession or territory of the United States;

    (v)        cause the Trust to reorganize as a corporation, limited liability company or limited liability partnership under the laws of Delaware or any other state or jurisdiction;

    (vi)        sell or convey all or substantially all of the assets of the Trust or any Class to another Class of the Trust or to another trust, partnership, limited liability company, association, corporation or other business entity (or a series of any of the foregoing to the extent permitted by law) (including a trust, partnership, limited liability company, association, corporation or other business entity created by the Trustees to accomplish such sale and conveyance), organized under the laws of the United States or of any state, commonwealth, possession or colony of the United States, so long as such trust, partnership, limited liability company, association, corporation or other business entity is a management investment company as defined in the 1940 Act and, in the case of any trust, partnership, limited liability company, association, corporation or other business entity created by the Trustees to accomplish such sale and conveyance, may succeed to or assume the Trust’s registration under the 1940 Act, for adequate consideration as determined by the Trustees which may include the assumption of all outstanding obligations, taxes and other liabilities, accrued or contingent of the Trust or any affected Class, and which may include Shares of such other Class of the Trust or shares of beneficial interest, stock or other ownership interest of such trust, partnership, limited liability company, association, corporation or other business entity (or series of any of the foregoing to the extent permitted by law); or

    (vii)        at any time sell or convert into money all or any part of the assets of the Trust or any Class thereof.

(b)        Any certificate of merger, certificate of conversion or other applicable certificate may be signed by any one (1) Trustee and facsimile signatures conveyed by electronic or telecommunication means shall be valid.

(c)        Pursuant to and in accordance with the provisions of Section 3815(f) of the Delaware Act, and notwithstanding anything to the contrary contained in this Declaration, an agreement of merger or consolidation approved by the Trustees in accordance with this Section 8.3 may effect any amendment to this Declaration or effect the adoption of a new governing instrument of the Trust if the Trust is the surviving or resulting trust in the merger or consolidation.

(d)        Notwithstanding anything else herein, the Trustees may, without Shareholder approval unless such approval is required by the 1940 Act, create one or more statutory or business trusts to which all or any part of the assets, liabilities, profits or losses of the Trust or any Class thereof may be Transferred and may provide for the conversion of Shares in the Trust or any Class thereof into beneficial interests in any such newly created trust or trusts or any series or classes thereof.

Section 8.4.    Amendments.    This Declaration may be amended and/or restated at any time by an instrument in writing signed by a majority of the Board of Trustees or a resolution adopted by a majority of the Board of Trustees. Any such amendment and/or restatement hereof shall be effective immediately upon such execution or adoption. No vote or consent of any

Shareholder shall be required for any amendment to this Declaration except (i) as determined by the Trustees in their sole discretion or (ii) as required by federal law including the 1940 Act, but only to the extent so required. The Certificate of Trust may be amended and/or restated by any Trustee as necessary or desirable to reflect any change in the information set forth therein, and any such amendment and/or restatement shall be effective immediately upon filing with the Office of the Secretary of State of Delaware or upon such future effective date as may be stated therein. Notwithstanding anything else herein, no amendment of this Declaration shall limit the rights to indemnification and advancement referred to in Article VII of this Declaration with respect to any actions or omissions of Persons covered thereby prior to such amendment.

Section 8.5.    Filing of Copies; References; Headings.

(a)        The original or a copy of this Declaration and of each amendment and/or restatement hereto shall be kept at the office of the Trust where it may be inspected by any Shareholder. Anyone dealing with the Trust may rely on a certificate by an officer of the Trust as to whether or not any such amendments and/or restatements have been made and as to any matters in connection with the Trust hereunder; and, with the same effect as if it were the original, may rely on a copy certified by an officer of the Trust to be a copy of this Declaration or of any such amendment and/or restatement.

(b)        Headings are placed herein for convenience of reference only and shall not be taken as a part hereof or control or affect the meaning, construction or effect of this Declaration. Whenever the singular number is used herein, the same shall include the plural; and the neuter, masculine and feminine genders shall include each other, as applicable.

(c)        This Declaration may be simultaneously executed in any number of counterparts each of which shall be deemed an original, and such counterparts together shall constitute one and the same instrument, which shall be sufficiently evidenced by any original or copy of a counterpart.

Section 8.6.    Applicable Law.

(a)        This Declaration is created under and is to be governed by and construed and administered according to the laws of the State of Delaware and the Delaware Act. The Trust shall be a Delaware statutory trust pursuant to the Delaware Act, and without limiting the provisions hereof, the Trust may exercise all powers that are exercised by such a statutory trust.

(b)        Notwithstanding the first sentence of Section 8.6(a), there shall not be applicable to the Trust, the Trustees or this Declaration, the provisions of Section 3540 of Title 12 of the Delaware Code or any provisions of the laws (statutory or common) of the State of Delaware (other than the Delaware Act) pertaining to trusts that relate to or regulate (i) the filing with any court or governmental body or agency of trustee accounts or schedules of trustee fees and charges, (ii) affirmative requirements to post bonds for trustees, officers, agents or employees of a trust, (iii) the necessity for obtaining a court or other governmental approval concerning the acquisition, holding or disposition of real or personal property, (iv) fees or other sums applicable to trustees, officers, agents or employees of a trust, (v) the allocation of receipts and expenditures to income or principal, (vi) restrictions or limitations on the permissible nature, amount or concentration of trust investments or requirements relating to the titling, storage or other manner of holding of trust assets, or (vii) the establishment of fiduciary or other standards or responsibilities or limitations on the acts or powers of trustees, that are inconsistent with the limitations or liabilities or authorities and powers of the Trustees set forth or referenced in this Declaration.

Section 8.7.    Provisions in Conflict with Law or Regulations.

(a)        The provisions of this Declaration are severable, and if the Trustees shall determine, with the advice of counsel, that any of such provisions is in conflict with the 1940 Act, the regulated investment company provisions of the Internal Revenue Code of 1986, as amended, and the regulations thereunder, the Delaware Act or with other applicable laws and regulations, the conflicting provision shall be deemed never to have constituted a part of this Declaration; provided, however, that such determination shall not affect any of the remaining provisions of the Declaration or render invalid or improper any action taken or omitted prior to such determination.

(b)        If any provision of the Declaration shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not in any manner affect such provision in any other jurisdiction or any other provision of the Declaration in any jurisdiction.

Section 8.8.    Statutory Trust Only.    It is the intention of the Trustees to create a statutory trust pursuant to the Delaware Act and thereby to create only the relationship of trustee and beneficial owners within the meaning of the Delaware Act between the Trustees and each Shareholder. It is not the intention of the Trustees to create a general partnership, limited partnership, joint stock association, corporation, bailment, or any form of legal relationship other than a statutory trust pursuant to the Delaware Act. Nothing in this Declaration shall be construed to make the Shareholders, either by themselves or with the Trustees, partners or members of a joint stock association.

Section 8.9.    Derivative Actions.    In addition to the requirements set forth in Section 3816 of the Delaware Act, a Shareholder may bring a derivative action on behalf of the Trust only if the following conditions are met:

(a)        The Shareholder or Shareholders must make a pre-suit demand upon the Trustees to bring the subject action unless an effort to cause the Trustees to bring such an action is not likely to succeed. For purposes of this Section 8.9(a), a demand on the Trustees shall only be deemed not likely to succeed and therefore excused if a majority of the Board of Trustees, or a majority of any committee established to consider the merits of such action, is composed of Trustees who are not “independent trustees” (as that term is defined in the Delaware Act);

(b)         Unless a demand is not required under paragraph (a) of this Section 8.9, Shareholders eligible to bring such derivative action under the Delaware Act who collectively hold Shares representing ten percent (10%) or more of the total combined net asset value of all Shares issued and outstanding or of the Classes to which such action relates if it does not relate to all Classes, shall join in the request for the Trustees to commence such action; and

(c)        Unless a demand is not required under paragraph (a) of this Section 8.9, the Trustees must be afforded a reasonable amount of time to consider such Shareholder request and to investigate the basis of such claim. The Trustees shall be entitled to retain counsel or other advisors in considering the merits of the request and shall require an undertaking by the Shareholders making such request to reimburse the Trust for the expense of any such advisors in the event that the Trustees determine not to bring such action.

For purposes of this Section 8.9, the Board of Trustees may designate a committee of one Trustee to consider a Shareholder demand if necessary to create a committee with a majority of Trustees who are “independent trustees” (as that term is defined in the Delaware Act). The Trustees shall be entitled to retain counsel or other advisors in considering the merits of the request and may require an undertaking by the Shareholders making such request to reimburse the Trust for the expense of any such advisors in the event that the Trustees determine not to bring such action.

Section 8.10.    Inspection of Records and Reports.    Every Trustee shall have the right at any reasonable time to inspect all books, records, and documents of every kind and the physical properties of the Trust. This inspection by a Trustee may be made in person or by an agent or attorney and the right of inspection includes the right to copy and make extracts of documents. No Shareholder shall have any right to inspect any account, book or document of the Trust that is not publicly available, except as conferred by the Trustees. The books and records of the Trust may be kept at such place or places as the Board of Trustees may from time to time determine, except as otherwise required by law.

Section 8.11.    Jurisdiction and Waiver of Jury Trial.    In accordance with Section 3804(e) of the Delaware Act, any suit, action or proceeding brought by or in the right of any Shareholder or any Person claiming any interest in any Shares seeking to enforce any provision of, or based on any matter arising out of, or in connection with, this Declaration or the Trust, any Class or any Shares, including any claim of any nature against the Trust, any Class, the Trustees or officers of the Trust, shall be brought exclusively in the Court of Chancery of the State of Delaware to the extent there is subject matter jurisdiction in such court for the claims asserted or, if not, then in the Superior Court of the State of Delaware, and all Shareholders and other such Persons hereby irrevocably consent to the jurisdiction of such courts (and the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waive, to the fullest extent permitted by law, any objection they may make now or hereafter as to the laying of the venue of any such suit, action or proceeding in such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum and further, IN CONNECTION WITH ANY SUCH SUIT, ACTION, OR PROCEEDING BROUGHT IN THE SUPERIOR COURT IN THE STATE OF DELAWARE, ALL SHAREHOLDERS AND ALL OTHER SUCH PERSONS HEREBY IRREVOCABLY WAIVE THE RIGHT TO A TRIAL BY JURY TO THE FULLEST EXTENT PERMITTED BY LAW. All Shareholders and other such Persons hereby agree that service of summons, complaint or other process in connection with any proceedings may be made by registered or certified mail or by overnight courier addressed to such Person at the address shown on the books and records of the Trust for such Person or at the address of the Person shown on the books and records of the Trust with respect to the Shares that such Person claims an interest in. Service of process in any such suit, action or proceeding against the Trust or any Trustee or officer of the Trust may be made at the address of the Trust’s registered agent in the State of Delaware. Any service so made shall be effective as if personally made in the State of Delaware.

IN WITNESS WHEREOF, the undersigned Trustees hereby make and enter into this Declaration of Trust as of the date first above written.

By:	/s/ Eric C. Freed
Name: Eric C. Freed
Title: Trustee

By:	/s/ Emilie D. Wrapp
Name: Emilie D. Wrapp
Title: Trustee